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                                                                   EXHIBIT 10.14

                     FIFTH AMENDMENT TO LEASE BY AND BETWEEN
                        JORANDCOR, INC. ("LANDLORD") AND
                          CODA MUSIC TECHNOLOGY, INC.,
                    F/N/A VIVACE, INC., F/N/A NET4MUSIC INC.,
                           SUCCESSOR TO CODA COMPANY,
                              DATED OCTOBER 23,1992

         THIS FIFTH AMENDMENT TO LEASE is made as of the 23(RD) day of January 2003.

         Landlord and Coda Music Technologies, Inc. are parties to that certain Lease Agreement dated October 23, 1992, as amended by that First Amendment to Lease dated May 26, 1993, as amended by that certain Second Amendment to Lease dated June 30, 1997, as amended by that Third Amendment to Lease dated March 22, 2000, and as amended by that Fourth Amendment to Lease dated December 11, 2001, for certain property located in the City of Eden Prairie (collectively referred to as "Lease").

WHEREAS, the Fourth Amendment to Lease, identified that Coda Music Technology, Inc. F/N/A Vivace, Inc., successor to Coda Company, changed its name to Net4Music Inc., a Minnesota corporation.

WHEREAS, Net4Music Inc. is now known as MakeMusic! Inc. ("Tenant")

WHEREAS, the parties wish to amend the Lease as set forth herein.

         NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the Lease is hereby amended as follows:

         1. Tenant hereby acknowledges it is obligated to perform all the terms and conditions of the Lease, including without limitation, the terms and conditions of this Fifth Amendment to Lease.

         2. For purposes of this Amendment the Commencement Date shall be February 1 2003 ("Commencement Date").

         3.       The Termination Date as defined in the Lease shall be April
30, 2006.

         4. Any capitalized terms herein shall be defined as set forth in the Lease.

         5. The monthly base rent to be paid by Tenant to Landlord pursuant to the terms of the Lease shall be as follows:

Months          Net Rate PSF            Rent/Month
------          ------------            ----------
  1-3              $0.00                $    0.00
 4-15              $6.50                $6,581.00
16-27              $7.00                $7,088.00
28-39              $7.50                $7,594.00

         6. In addition to base rent, as Additional Rent, Tenant shall pay Landlord its proportionate share of common area maintenance costs as set forth in paragraph 4 of the Lease. The portion of Additional Rent allocated to common area maintenance for the 2003 calendar year,

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is estimated to be $2.98 per square foot, which equates to $3,017.25 per month.
This is merely an estimate, and the Tenant shall have no claim against Landlord if the estimate is inaccurate. Landlord hereby agrees that any third party management fees included in the Tenant's common area maintenance expenses shall not exceed 3% of the gross base rent.

         7. Landlord agrees to provide the Tenant as Tenant Improvements to the Leased Premises the following:

         a.       Clean the carpet in the office area.

         b. Paint the office walls in the open cubicle areas, conference room and lunchroom only. This does not include the private offices, except as stated in 7.f.

         c. Replace any burned out light bulbs and damaged or stained ceiling tiles.

         d. Service and certify that the HVAC units serving the Demised Premises are in good, working condition as of the Commencement Date.

         e. Add one (1) stall to the existing men's bathroom only in the event the Right of First Refusal as defined herein, is exercised.

         f. Repair the vinyl or remove and repaint the walls in the small conference room and one (1) private office.

         g Insulate small conference room and adjacent two (2) private offices for sound so confidential conversations can be held without being overheard. This will include insulating the inside of the walls and above the ceiling and extending the HVAC ductwork to minimize sound transmission. Tenant will have the right to be included in meetings with subcontractors to achieve desired result.

         Any improvements other than those outlined above shall be completed at the Tenant's sole cost and expense and must receive the Landlord's written approval and may not be commenced until said approval is granted, and notice to the Landlord prior to commencement of the said improvement is delivered. Tenant shall be required to provide evidence to Landlord, at Landlord's reasonable discretion, that all work done by or on behalf of Tenant is paid in full, and shall indemnify, defend and hold Landlord harmless against any mechanic's liens on the Leased Premises. Tenant shall, prior to commencement of any improvements to be completed by Tenant, post conspicuous notice on the Leased Premises that any improvements done on behalf of Tenant are done solely on behalf of Tenant and are not being done or requested by or on behalf of the Landlord.

         8. Paragraph 24 of the Lease shall be omitted and replaced with the following:

         OPTION TO RENEW. Provided Tenant is not in default under the terms and conditions of this Lease, Tenant shall have the option, exercisable by giving Landlord written notice on or before the last day of the sixth
         (6th) month prior to the month in which the term hereby demised shall be expired, to extend the term of this Lease by an additional 36 month term upon the same terms and conditions of this Lease, as amended, except the base rent shall be at then current market rates for similar premises within the metropolitan area, but in no event higher than $8.00 per square foot. In the event the Landlord and Tenant cannot reach agreement within 90 days of Tenant's notice to Landlord of its desire to exercise its option herein, the option shall no longer be in force and effect, and the Lease shall terminate on April 30, 2006.

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         9.       Paragraph 27 of the Lease is hereby omitted and replaced with the following:

         RIGHT OF FIRST REFUSAL ON ADJACENT VACANT SPACE. On the condition that the Tenant is not then in default of any terms and conditions of this Lease, Landlord hereby grants a Right of First Refusal to Tenant on the adjacent 1,260 square feet of vacant premises west of the warehouse portion of the Leased Premises ("Adjacent Vacant Space"). If Landlord receives and offer from a creditworthy unrelated third party to rent the Adjacent Vacant Space, between the Commencement Date and July 30, 2004, which in its sole discretion deems acceptable, Landlord shall provide written notification to any corporate officer of Tenant, or if corporate officer is not present, Manager of Distribution and Operations, of such offer. Within five (5) days of receipt of such notification from Landlord, Tenant shall notify Landlord in writing, whether or not it intends to lease the Adjacent Vacant Space, at base rent in the Lease and pursuant to the other terms and conditions of the Lease. The Landlord and Tenant shall enter into an amendment to the Lease acknowledging that the Adjacent Vacant Space is subject to the Lease. Failure to notify Landlord within said five (5) day period shall be deemed as Tenant's desire not to exercise the Right of First Refusal. Any waiver by Tenant of this right shall relieve Landlord of its obligation to present any future offer for the Adjacent Vacant Space. If Tenant elects to lease the Adjacent Vacant Space as set forth herein, Landlord agrees to pay the cost associated with converting approximately 1,000 square feet of the Adjacent Vacant Space to office and warehouse space based on reasonable plans and specifications agreed to by the Tenant and Landlord, and Landlord agrees to provide Tenant temporary warehouse space in the building if vacant warehouse space exists at said time. This Right of First Refusal shall terminate on July 30, 2004.

         10. Tenant shall have the right to use the former Chronimed compressor shed at no cost during the term of the Lease. Landlord shall not have any obligation to maintain or repair any portion or component of the Chronimed compressor shed.

         11. Landlord shall pay for any HVAC maintenance, repairs or replacements in excess of $2,000 in any given calendar year during the Lease.

         12. Except as expressly modified by this Amendment to the Lease, all the other terms and conditions of the Lease, and any prior amendments thereto, are hereby ratified and confirmed by the parties.

         IN WITNESS WHEREOF, the undersigned have placed their hands the date and year first above written.

LANDLORD:                                     TENANT:

JORANDCOR, INC.                               MAKEMUSIC! INC.

By: /s/ Richard A. Broms                      By: /s/ Barbara S. Remley
    --------------------                          ---------------------
        Its: President                                 Its: CFO

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